UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2012

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of SunLink Health Systems, Inc. (the “Company”) was held on November 26, 2012.

Management’s nominees for election to the board of directors, as listed in the Company’s proxy statement, were elected for two-year terms; with the results of the voting as follows:

Nominee	For	Withheld	Against	Broker Non-Votes
Karen B. Brenner	1,825,366	537,293	0	3,842,784
C. Michael Ford	1,826,834	535,825	0	3,842,784
Howard E. Turner	1,432,861	929,798	0	3,842,784
Christopher H. B. Mills	1,391,366	971,293	0	3,842,784

As indicated in the table above, Karen B. Brenner, C. Michael Ford, Howard E. Turner and Christopher H. B. Mills were elected as directors for terms expiring at the 2014 annual meeting of shareholders. The terms of the following incumbent directors continue until the 2013 annual meeting of shareholders Robert M. Thornton, Jr., Dr. Steven J. Baileys, Michael W. Hall, and Gene Burleson.

The Company’s shareholders also ratified the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accountants for fiscal 2013. Voting results on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
4,977,425	1,200,111	27,907	3,842,784

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

Dated: November 29, 2012	By:	/s/ Mark J. Stockslager
	Name:	Mark J. Stockslager
	Title:	Chief Financial Officer